ASSIGNMENT AND ASSUMPTION OF ENGAGEMENT AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF ENGAGEMENT AGREEMENT (this "Assignment"), made and entered into as of April 7, 2008 by Angstrom Microsystems, Inc., a Delaware corporation ("Assignor"), Angstrom Technologies Corp., a Nevada corporation ("Assignee"), Harbour Capital Management Group (1999) Inc. and Harbour Capital Ventures West LLC (hereinafter jointly referred to as "Harbour").

WITNESSETH

WHEREAS, Assignor and Harbour entered into an Engagement Agreement on the 8th of August 2007 for the raise of capital, attached here to as Exhibit A (the "Engagement Agreement");

WHEREAS, the Assignor is to become the wholly-owned subsidiary of Assignee pursuant to the Agreement and Plan of Merger dated the 27th of March 2008 attached hereto as Exhibit B,; and

WHEREAS, the parties hereto desire that Assignor assign to Assignee all of Assignor's rights and obligations in the Engagement Agreement, and that Assignee assume all of Assignor's rights and obligations thereunder.

NOW, THEREFORE, in consideration of the premises above set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, Assignor, Assignee and Harbour hereby covenant and agree as follows:

1. Assignment. Assignor does hereby transfer, assign, grant and convey to Assignee all of the right, title, interest and benefit of Assignor in the Engagement Agreement and does hereby grant and delegate to Assignee any and all of the duties and obligations of Assignor under the Engagement Agreement from and after the date hereof.

2. Assumption. Assignee does hereby accept the foregoing assignment and assumes all of Assignor's obligations, duties, rights, title, interest, claim and demand in and under the Engagement Agreement, together with all rights, remedies and incidents thereunto belonging.

3. Absolute Assignment. This Assignment is an absolute assignment. Except as otherwise provided herein, this Assignment is made without recourse, representation or warranty, express or implied.

4. Effect of this Assignment. Upon the execution and delivery of this Assignment, the Assignor shall, to the extent provided in this Assignment, relinquish its rights and be released from its obligations under the Engagement Agreement, all of which shall hereafter be assumed by the Assignee.

5. Consent and Agreement. By its signature below, Harbour hereby consents and agrees to the assignment, assumption and other terms and provisions hereof.

6. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of New York.

7. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

8. Headings. The headings of the paragraphs of this Assignment have been included only for convenience, and shall not be deemed in any manner to modify or limit any of the provisions of this Assignment or be used in any manner in the interpretation of this Assignment.

9. Interpretation. Whenever the context so requires in this Assignment, all words used in the singular shall be construed to have been used in the plural (and vice versa), each gender shall be construed to include any other genders, and the word "person" shall be construed to include a natural person, a corporation, a firm, a partnership, a joint venture, a limited liability company, a trust, an estate or any other entity.

10. Partial Invalidity. Each provision of this Assignment shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Assignment or the application of such provision to any person or circumstances shall, to any extent, be invalid or unenforceable, then the remainder of this Assignment, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected by such invalidity or unenforceability.

11. Further Agreements. Assignor agrees to execute and deliver to Assignee such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Assignment.

12. Counterparts. This Assignment may be executed in counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, Assignor has executed this Assignment and Assumption of Note and Loan Documents as of the date above first written.

Assignor:

ANGSTROM MICROSYSTEMS, INC.
a Delaware corporation

By: Lalit Jain
Title: Chairman, CEO

Assignee:

ANGSTROM TECHNOLOGIES CORP.
a Nevada corporation

By: ____________________
Name: ALPHA PANG
Title: PRESIDENT

Harbour:

HARBOUR CAPITAL MANAGEMENT GROUP (1999) INC. AND HARBOUR CAPITAL VENTURES WEST LLC

By: ____________________
Name:
Title:

8180935

EXHIBIT A

<u>EXHIBIT B</u>